REFERENCE 23

          CONSENT OF KINGERY, CROUSE & HOHL, P.A.




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                 [LETTERHEAD of KINGERY CROUSE & HOHL P.A.]




                              January 24, 1999

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form SB-2 (No. 333-70663) of our report dated January 24, 1999, with respect to the financial statements of Hojo Holdings, Inc., as of and for the period January 5, 1999 (date of incorporation) to December 31, 1999, filed with the Securities and Exchange Commission.



Kingery Crouse & Hohl P.A.
Tampa, Florida





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